UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2009

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 3, 2009, Peter van Stolk resigned from the Board of Directors of Jones Soda Co. (the "Company"). In his resignation letter to the Board of Directors (a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K), Mr. van Stolk stated that he was concerned with the direction of the Company and believed it was time for him to pursue other interests.

In connection with his resignation, the Company and Mr. van Stolk entered into a settlement agreement and release (the "Settlement Agreement") that settles certain obligations under the Separation Agreement and Release that was entered into between the Company and Mr. van Stolk on February 13, 2008 (the "Separation Agreement"). Under the Settlement Agreement, (1) Mr. van Stolk agreed to reduce his severance payments under the Separation Agreement by approximately $100,000 (to an aggregate of approximately $350,000) and the Company agreed to pay the remaining unpaid severance amount of $150,000 to Mr. van Stolk in a single lump sum payment, and (2) the Company agreed to terminate, effective immediately, Mr. van Stolk's noncompetition and nondisparagement obligations under the Separation Agreement and the provisions in that agreement limiting Mr. van Stolk's ability to discuss the Company's business with certain third parties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Peter van Stolk resignation letter, dated April 3, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

April 8, 2009	By:	/s/ Stephen C. Jones

Name: Stephen C. Jones
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Peter van Stolk resignation letter